Exhibit 10.49

CIBC

July 31, 2024

VIA FEDEX AND ELECTRONIC DELIVERY

S&W Seed Company

2101 Ken Pratt Blvd., Suite 201

Longmont, CO 80501

Attention: Ms. Vanessa Baughman

Re: CIBC Bank USA - S&W Seed Company

Ms. Baughman:

Reference is hereby made to (i) that certain Amended and Restated Loan and Security Agreement dated as of March 22, 2023, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of September 25, 2023, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of May 13, 2024, and that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of July 3, 2024, but effective as of July 1, 2024, each by and among S&W Seed Company, a Nevada corporation ("S&W Seed"; together with any other party joined as a borrower under the Loan Agreement (as hereinafter defined), each individually a "Borrower" and collectively referred to as "Borrowers"), the other Loan Parties thereto, the financial institutions that are or may from time to time become parties thereto (together with their respective successor and assigns, the "Lenders"), and CIBC Bank USA, as administrative agent for the Lenders ("Administrative Agent") (as may be further amended, restated or otherwise modified to date, collectively, the "Loan Agreement") and (ii) the other agreements, documents and instruments executed and delivered in connection with the foregoing, including any amendments or modification to any of the foregoing (the Loan Agreement, the other agreements, documents and instruments executed and delivered in connection therewith are collectively the "Loan Documents"). Except as expressly set forth in this waiver letter (this "Waiver Letter"), all terms which have an initial capital letter where not required by the rules of grammar are defined in the Loan Agreement.

By their acknowledgment below, Borrowers acknowledge and agree with Administrative Agent that (i) certain events of default exist under the Seed Australia Loan Documents as of the date hereof, including the filing of an insolvency proceeding by S&W Seed Australia (the "S&W Seed Australia Insolvency Proceeding"), which constitutes an Event of Default under Section

15.15 of the Loan Agreement (the "Existing Default"), and (ii) as a result of the Existing Default, Administrative Agent has the right to immediately exercise such of its rights and remedies as it deems appropriate, whether pursuant to the Loan Documents, at law, in equity or otherwise. Borrowers hereby represent and warrant to Administrative Agent that no breach, default, Default or Event of Default exists under the Loan Documents as of the date of this Waiver Letter, other than the Existing Default described above under Section 15.15 of the Loan Agreement.

Administrative Agent, Lenders, and, by their acknowledgment below, Borrowers, hereby acknowledge and agree that the occurrence of any of the following shall constitute an immediate Event of Default under the Loan Agreement, without notice or demand of any kind (collectively, the "Additional Defaults"):

1.
Any notice of default and/or demand for payment under the Seed Australia Guarantee is issued by National Australia Bank;
2.
The institution of any legal proceedings by National Australia Bank against any Borrower; and
3.
National Australia Bank takes any other judicial or non-judicial action under the Seed Australia Guarantee or otherwise against any Borrower in connection with the Seed Australia Guarantee.

By their acknowledgement below, Borrowers hereby covenant and agree that they shall

(i) immediately provide Administrative Agent with written notice of the occurrence of any Additional Default and (ii) on the first Business Day of each week, provide Administrative Agent with a written update, in form and substance satisfactory to Administrative Agent, addressing (a) the S&W Seed Australia Insolvency Proceeding and/or any actions or communications from National Australia Bank with respect to the S&W Seed Australia Insolvency Proceeding or the Seed Australia Guarantee, and (b) any actions or progress in furtherance of a sale of S&W Seed Australia or all or any material part of its business.

Borrowers have requested that Administrative Agent waive the Existing Default. In entering into this Waiver Letter, Administrative Agent is relying upon the foregoing representations, warranties, covenants and agreements made by Borrowers to Administrative Agent. Provided Borrowers execute and deliver to Administrative Agent a duplicate copy of this Waiver Letter, Administrative Agent hereby waives the Existing Default.

This Waiver Letter shall not be deemed (i) a waiver by Administrative Agent of any Event of Default, other than the Existing Default, (ii) a waiver of any reoccurrence of any action that constitutes an Existing Default, or (iii) to affect or waive any of Administrative Agent's rights or remedies pursuant to the Loan Agreement or any of the other Loan Documents, whether at law, in equity or otherwise, other than with respect to the Existing Default. Except as otherwise expressed herein, (i) the Loan Agreement and the other Loan Documents shall remain in full force and effect, and (ii) Administrative Agent hereby reserves the right to require strict compliance with all terms and conditions of the Loan Agreement, as amended hereby, and the other Loan Documents.

[signature page follows]

This Waiver Letter may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile or email transmitted executed counterpart to this Waiver Letter will be deemed an acceptable original for purposes of consummating this Waiver Letter; provided, however, Borrowers shall be required to deliver to Administrative Agent original executed signature pages in substitution for said facsimile or email transmitted signature pages upon Administrative Agent's request therefor.

Regards,

CIBC BANK USA,

as Administrative Agent and as a Lender

By: /s/ Dylan Horvitz

Name: Dylan Horvitz

Title: Officer

cc: Victor A. Des Laurier, Esq., Thompson Coburn LLP (via electronic delivery)

[Signature page to Default Waiver Letter]

Acknowledged and Agreed to as of the date first set forth above.

BORROWERS:

S&W SEED COMPANY

a Nevada Corporation

By: /s/Vanessa Baughman

Vanessa Baughman, Chief Financial Officer

[Acknowledgment page to Default Waiver Letter]